SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2007

CENTENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-33395 (Commission file number)	42-1406317 (IRS Employer Identification No.)

7711 Carondelet Avenue, Suite 800, St. Louis, Missouri 63105
(Address of principal executive office and zip code)
Registrant’s telephone number, including area code: (314) 725-4477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

As indicated in the Company’s most recent Proxy Statement, Mr. Tommy Thompson has been a member of the Company’s board of directors since April 2005 and has been nominated by the board for re-election at the Company’s annual stockholder meeting on April 24, 2007.

On April 1, 2007, Mr. Thompson announced his candidacy for the office of President of the United States. Mr. Thompson has informed the Company that he will be able to continue to serve on the board and will continue to stand for re-election. Mr. Thompson expects to remain an active participant in board meetings and all board activities.

Mr. Thompson became a member of the Compensation Committee of the Company’s board on October 24, 2006 and was a member at the time of the filing of the Company’s Proxy Statement on March 12, 2007. The Proxy Statement inadvertently omitted Mr. Thompson from the list of Compensation Committee members and as a signatory to the Compensation Committee Report.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2007	CENTENE CORPORATION
	By:	/s/ J. PER BRODIN
J. Per Brodin
Senior Vice President and Chief Financial Officer